Exhibit 10.102
DYNEGY INC,
MASTER RETIREMENT TRUST
THIS AGREEMENT, effective as of the 13th day of December, 2001, is made between DYNEGY INC., an Illinois corporation, herein referred to as the “Company”, and THE NORTHERN TRUST COMPANY, an Illinois corporation, of Chicago, Illinois, as Trustee, and constitutes a restatement into a single trust agreement known as the DYNEGY INC. MASTER RETIREMENT TRUST agreement of the several trust agreements which are listed in the attached schedule, which were heretofore made by the Company and its Subsidiaries and under which the Trustee is accepting appointment as successor trustee. The schedule may be amended from time to time by the Company.
Illinois Power Company, an Illinois company, entered into The Illinois Power Company Retirement Income Trust, effective the 5th day of August, 1977, and Trustee became successor trustee under that trust, effective the 1st day of April, 1982.
Illinova Corporation, the parent company of Illinois Power Company, entered into an Agreement and Plan of Merger dated as of June 14, 1999, with certain other parties named therein, providing for the merger of Dynegy Holdings Inc. a Delaware corporation formerly known as Dynegy Inc., and Illinova with subsidiaries of the Company. As a result of the merger, effective February 1, 2000. Illinois Power Company became a wholly owned subsidiary of the Company.
With respect to each Plan for which this agreement is adopted by the Company or a Subsidiary as the funding medium, the Company or Subsidiary shall appoint the Trustee as successor under the trust agreement which is the predecessor funding medium for the Plan, shall direct the Trustee as successor under that trust agreement to add the assets held thereunder to the assets of the Trust Fund and shall appoint the Committee as the fiduciary which has the responsibility for administering the Plan and the fiduciary which has the responsibility for Plan investments.
The Trust Fund shall consist of all assets held by the Trustee as of the date of this agreement or hereafter acquired by the Trustee as Trustee or successor trustee under any other trust agreement made by the Company or by a Subsidiary in connection with a Plan for which this agreement is adopted as the funding medium, all investments and reinvestments thereof and all additions thereto by way of contributions, earnings and increments, and shall be held upon the following terms:

ARTICLE ONE: DEFINITIONS
For the purposes of this agreement:
1.1 “Beneficiary” means a person designated to receive a benefit under a Plan after the death of a Participant;
1.2 “Code” means the Internal Revenue Code of 1986, as amended;
1.3 “Committee” means the Benefit Plans Committee of the Company as constituted from time to time which has the responsibility for administering each Plan and shall be deemed for purposes of ERISA to be the Plan administrator and the named fiduciary for Plan administration and which also has the responsibility for allocating the assets of the Trust Fund among the Separate Accounts and any Trustee Investment Account and for the appointment and removal of Investment Advisers and shall be deemed for purposes of ERISA to be the named fiduciary for Plan investments;
1.4 “Company” means Dynegy Inc. and any corporation which is the successor thereto;
1.5 “Custodial Agent” means one or more persons or entities designated by the Committee to maintain custody of assets of a Separate Investment Account pursuant to Section 4.1(c);
1.6 “ERISA” means the Employee Retirement Income Security Act of 1974 as in effect from time to time and the regulations issued thereunder;
1.7 “Investment Adviser” means an Investment Manager or an Investment Trustee to whom the Committee has delegated investment responsibility for a Separate Account or the Committee with respect to any assets of the Trust Fund for which the Committee has investment responsibility;
1.8 “Investment Manager” means an investment manager as defined in Section 3(38) of ERISA, which is appointed by the Committee to manage a Separate Investment Account; but the Trustee shall have no responsibility to determine whether a person or entity acting as an Investment Manager meets or continues to meet this definition;
1.9 “Investment Trustee” means the trustee appointed by the Committee to manage a Separate Investment Trust Account;
1.10 “Participant” means a person who is an employee or former employee of the Company or of a Subsidiary and who is or was actually participating in a Plan;

1.11 “Plan” means a retirement plan which has been established by the Company or by a Subsidiary and for which this agreement has been adopted as the funding medium in accordance with section 10.1;
1.12 “Plan Account” means the interest of each Plan in the Trust Fund;
1.13 “Separate Account” means a Separate Investment Account, a Separate Investment Trust Account or a Separate Insurance Contract Account;
1.14 “Separate Insurance Contract Account” means assets of the Trust Fund allocated by the Committee to an account of the Trust for investment in insurance contracts directed by the Committee;
1.15 “ Separate Investment Account” means assets of the Trust Fund allocated by the Committee to an account of the Trust which is to be managed by an Investment Manager or the Committee;
1.16 “Separate Investment Trust Account” means assets of the Trust Fund allocated by the Committee to an account of the Trust to be managed by an Investment Trustee;
1.17 “Subsidiary” means a subsidiary or affiliate of the Company;
1.18 “Subtrust” means assets of a Separate Investment Account which are held by a Subtrustee pursuant to an agreement which the Committee has approved and directed the Trustee to enter into;
1.19 “Subtrustee” means the trustee appointed by the Committee to act as trustee of a Subtrust;
1.20 “Trust” means this instrument and the trust evidenced thereby, as amended from time to time;
1.21 “Trust Fund” means all assets subject to this agreement;
1..22 “Trustee” means THE “NORTHERN TRUST COMPANY and any successor Trustee or Trustees; and
1.23 “Trustee Investment Account” means assets of the Trust Fund allocated by the Committee to an account of the Trust to be managed by the Trustee with the written consent of the Trustee.

ARTICLE TWO: VALUATION AND ALLOCATION
2.1 The Trustee shall hold the Trust Fund as a commingled fund or commingled funds in which each separate Plan shall be deemed to have a proportionate undivided interest in the fund or funds in which it participates, except that each fund or asset identified by the Committee as allocable to a particular Plan Account, herein referred to as an “identified fund” or “identified asset”, and income, appreciation or depreciation and expenses attributable to a particular Plan Account or to an identified asset thereof, shall be allocated or charged to that Plan Account. Contributions shall be designated by the Committee as allocable, and distributions shall be designated by the Committee as chargeable, to a particular Plan Account and shall be so allocated or charged. Upon the direction of the Committee the Trustee shall periodically determine the value of each Plan Account on such basis as the Trustee and the Committee shall from time to time agree (considering the fair market value of the assets initially received from the predecessor trustee or the Company with respect to the Plan and subsequent contributions and distributions, net income, net appreciation or depreciation and expenses attributable to the Plan) and shall render a statement thereof to the Committee within one hundred twenty (120) days after each valuation date.
2.2 The Committee may direct the Trustee to establish and maintain (in accordance with the Committee’s direction) a “Post-Retirement Medical Benefit Account” within a Plan Account. The Post-Retirement Medical Benefit Account shall be maintained for the sole purpose of providing for the payment of medical benefits described in the related Plan for eligible retired employees who are entitled in pension benefits under the related Plan and their eligible spouses and dependents in accordance with Section 401 (h) of the Code. The assets of such Post-Retirement Medical Benefit Account shall be separately accounted for on the Trustee’s books and records as a part of the Plan but may be commingled and invested with other assets of the Trust Fund at the Committee’s discretion. Additions to the Post-Retirement Medical Benefit Account may be made by contributions from the Company or a Subsidiary or by the transfer(s) of assets from the portion of the related Plan which is not accounted for on the Trustee’s book and records as a Post-Retirement Medical Benefit Account, as directed by the Committee, which direction shall be in accordance with Section 420 of the Code. The Commiitee shall designate the contributions which are allocable to a Post-Retirement Medical Benefit Account and shall designate the portion of the assets attributable to the Plan which is not accounted for on the Trustee’s books and records as a Post-Retirement Medical Benefit Account that is to be transferred to the Post-Retirement Medical Benefit Account maintained within such Plan. The Trustee shall make the payments from a Post-Retirement Medical Benefit Account at the written direction of the Committee, which direction shall be pursuant to the Plan document and in accordance with Section 420 of the Code and other applicable law. Such direction may provide for the direct reimbursement of the Company or a Subsidiary from a Plan’s Post-Retirement Medical Benefit Account for certain expenses the Company or a Subsidiary has previously paid to provide the post-retirement medical benefits under the related Plan, including, without limitation, expenses attributable to the administration of the Plan’s Post-Retirement Medical Benefits Account.

Upon the Committee’s determination that all liabilities for benefit payments under a Post-Retirement Medical Benefit Account have been satisfied, the Committee shall direct the Trustee in writing to remit any remaining amounts credited to such account to the Company or a Subsidiary, except to the extent that such remaining amounts are attributable to a transfer of assets from the portion of a Plan which does not constitute a Post-Retirement Medical Benefit Account, in which even such remaining amounts shall be transferred back to such other portion of the related Plan.
ARTICLE THREE: DISTRIBUTIONS
3.1 The Trustee shall make distributions from the Trust Fund to such persons, in such amounts (but not exceeding the then value of the Plan Account to which the distribution is chargeable), at such times and in such manner as the Committee or its designee shall from time to time direct pursuant to the service description furnished by the Trustee to the Committee from time to time. The Trustee shall have no responsibility to ascertain whether any direction received by the Trustee from the Committee or its designee in accordance with the preceding sentence is proper and in compliance with the terms of a Plan or to see to the application of any distribution. The Trustee shall not be liable for any distribution made in good faith without actual notice or knowledge of the changed condition or status of any recipient. If any distribution made by the Trustee is returned unclaimed, the Trustee shall notify the Committee or its designee and shall dispose of the distribution as the Committee or its designee shall direct. The Trustee shall have no obligation to search for or ascertain the whereabouts of any payee of benefits of the Trust Fund.
3.2 Notwithstanding the foregoing, the Committee may make distributions from the Trust Fund through a commercial banking account in a federally insured banking institution (including the Trustee) established by the Committee for such purpose after written notice to the Trustee that the commercial banking account has been so established. Upon such written notice, the Committee shall have the responsibility to assure that any such commercial banking account is established and maintained in accordance with ERISA and is properly insured. The Trustee shall make such deposits from the Trust Fund to the commercial banking account as the Committee or its designee may from time to time direct. The Trustee shall have no responsibility to account for funds held in or disbursed from any such commercial banking account, or to prepare any informational returns for tax purposes as to distributions made therefrom.
ARTICLE FOUR: SEPARATE ACCOUNTS AND INVESTMENT ADVISERS
The Trust Fund shall consist of one or more Separate Accounts and, with the Trustee’s written consent, one or more Trustee Investment Accounts. All Separate Accounts and any Trustee Investment Accounts shall be established by the Trustee at the direction of the Committee. The Committee shall designate assets of the Trust Fund to be allocated to each Separate Account and each Trustee Investment Account and shall direct the Trustee with respect to any transfer of assets between Separate Accounts or between a Separate Account and a Trustee Investment Account; provided that no asset shall be allocated or transferred to a Trustee Investment Account without the Trustee’s written consent. The Committee shall have investment responsibility for any assets of the Trust Fund not otherwise allocated to a Separate Account or Trustee Investment Account, and such assets shall comprise a Separate Investment Account for which the Committee serves as Investment Adviser. The following provisions shall apply to the Separate Accounts:

4.1 With respect to each Separate Investment Account, the Committee may appoint an Investment Manager who shall acknowledge by a writing delivered to the Committee that it is a fiduciary with respect to the assets allocated thereto, or in the event the Committee does not appoint an Investment Manager, the Committee shall have investment responsibility with respect to such Separate Investment Account and shall be responsible for monitoring the diversification of the Trust Fund. The Trustee shall act with respect to assets allocated to a Separate Investment Account only as directed by the Investment Manager or, in the event that the Committee does not appoint an Investment Manager, the Committee. The Committee may direct that any or all of the assets of a Separate Investment Account be held by a Subtrustee. The Trustee shall have custody of and custodial responsibility for all assets of the Trust Fund held in a Separate Investment Account except as otherwise provided in this agreement or as follows:
(a) The Subtrustee of a Subtrust shall have custody of and custodial responsibility for any assets of a Separate Investment Account allocated to it by the Committee;
(b) The trustee of a collective or group trust fund (including without limitation an Investment Manager or its bank affiliate) shall have custody of and custodial responsibility for any assets of a Separate Investment Account invested in such collective or group trust fund; and
(c) The Committee may direct in writing that the custody of additional assets of a Separate Investment Account (other than those referred to in paragraphs (a) and (b) of this Section 4.1) be maintained with a Custodial Agent. In such event, the Committee shall approve, and direct the Trustee to enter into, a custody agreement with the Custodial Agent (which custody agreement may authorize the Custodial Agent to maintain custody of such assets with one or more subagents, including a broker or dealer registered under the Securities Exchange Act of 1934 or a nominee of such broker or dealer). The Custodial Agent shall have custodial responsibility for any assets maintained with the Custodial Agent or its subagents pursuant to the custody agreement. Notwithstanding any other provision of this agreement, the Company (which has the authority to do so under the laws of its state of incorporation) agrees to indemnify THE NORTHERN TRUST COMPANY from any liability, loss and expense, including legal fees and expenses, which THE NORTHERN TRUST COMPANY may sustain by reason of acting in accordance with any directions of the Committee pursuant to this paragraph (c). This paragraph shall survive the termination of this agreement.

4.2 With respect to each Separate Investment Trust Account, the Trustee and the Investment Trustee thereof shall upon the direction of the Committee execute an investment trust agreement with respect thereto. The Investment Trustee shall have custody of all of the assets of the Separate Investment Trust Account except such assets as the Committee may from time to time determine shall be held in the custody of the Trustee with the Trustee’s written consent; the Trustee shall act with respect to any such assets in its custody only as directed by the Investment Trustee.
4.3 With respect to each Separate Insurance Contract Account, from assets allocated thereto the Trustee shall purchase or continue in effect such insurance contracts, including annuity contracts and policies of life insurance, as the Committee shall direct, the issuing insurance company may credit those assets to its general account or to one or more of its separate accounts, and the Trustee shall act with respect to those contracts only as directed by the Committee.
4.4 The Committee shall have investment responsibility for assets held in any Separate Account for which an Investment Manager or Investment Trustee has not been retained, has been removed, or is for any reason unwilling or unable to act. With respect to assets or Separate Accounts for which the Committee has investment responsibility, the Trustee, acting only as directed by the Committee, shall enter into such agreements as are necessary to facilitate any investment, including agreements entering into a limited partnership. Subtrust or the participation in real estate funds. The Trustee shall not make any investment review of, or consider the propriety of holding or selling, or vote any assets for which the Committee has investment responsibility.
4.5 With respect to each Separate Account, the Investment Adviser thereof shall have the investment powers granted to the Trustee by ARTICLE FIVE, as limited by Section 6.1 through Section 6.3 of ARTICLE SIX, as if all references therein to the Trustee referred to the Investment Adviser.
4.6 The Committee may direct the Trustee to: (i) enter into such agreements as are necessary to implement investment in futures contracts and options on futures contracts; (ii) transfer initial margin to a futures commission merchant or third party safekeeping bank pursuant to directions from an Investment Adviser and (iii) pay or demand variation margin in accordance with industry practice to or from such futures commission merchant based on daily marking to market calculations. The Trustee shall have no investment or custodial responsibility with respect to assets transferred to a futures commission merchant or third party safekeeping bank.

ARTICLE FIVE: POWERS OF TRUSTEE
Except as otherwise provided in this agreement, the Trustee shall hold, manage, care for and protect the assets of the Trust Fund and shall have until actual distribution thereof the following powers and, except to the extent inconsistent herewith, those now or hereafter conferred by law;
5.1. To retain any asset originally included in the Trust Fund or subsequently added thereto;
5.2 To invest and reinvest the assets without distinction between income and principal in bonds, stocks, mortgages, notes, options, futures contracts, options on futures contracts, limited partnership interests, participations in regulated investment companies (including those for which the Trustee or its affiliate is adviser), or other property of any kind, real or personal, foreign or domestic, and to enter into insurance contracts;
5.3 To deposit any part or all of the assets with the Trustee or its affiliate as trustee, or another person or entity acting as trustee of any collective or group trust fund which is now or hereafter maintained as a medium for the collective investment of funds of pension, profit sharing or other employee benefit plans, and which is qualified under Section 401 (a) and exempt from taxation under Section 501 (a) of the Code, and to withdraw any part or all of the assets so deposited; any assets deposited with the trustee of a collective or group trust fund shall be held and invested by the trustee thereunder pursuant to all the terms and conditions of the trust agreement or declaration of trust establishing the fund, which are hereby incorporated herein by reference and shall prevail over any contrary provision of this agreement;
5.4 To deposit cash in any depository, including the banking department of the Trustee or its affiliate and any organization acting as a fiduciary with respect to the Trust Fund;
5.5 To hold any part of the assets in cash without liability for interest, pending investment thereof or the payment of expenses or making of distributions therewith, notwithstanding the Trustee’s receipt of “float” from such uninvested cash;
5.6 To cause any asset, real or personal, to be held in a corporate depository or federal book entry account system or registered in the Trustee’s name or in the name of a nominee or in such other form as the Trustee deems best without disclosing the trust relationship;
5.7 To vote, either in person or by general or limited proxy, or refrain from voting, any corporate securities for any purpose, except that any security as to which the Trustee’s possession of voting discretion would subject the issuing company or the Trustee to any law, rule or regulation adversely affecting either the company or the Trustee’s ability to retain or vote company securities, shall be voted as directed by the Committee; to exercise or self any subscription or conversion rights; to consent to and join in or oppose any voting trusts, reorganizations, consolidations, mergers, foreclosures and liquidations and in connection therewith to deposit securities and accept and hold other property received therefor;

5.8 To lease any assets for any period of time though commencing in the future or extending beyond the term of the trust;
5.9 To borrow money from any lender, to extend or renew any existing indebtedness and to mortgage or pledge any assets;
5.10 To sell at public or private sale, contract to sell, convey, exchange, transfer and otherwise deal with the assets in accordance with industry practice, and to sell put and covered call options from time to time for such price and upon such terms as the Trustee sees fit; the Company acknowledges that the Trustee may reverse any credits made to the Trust Fund by the Trustee prior to receipt of payment in the event that payment is not received;
5.11 To employ agents, attorneys and proxies and to delegate to any one or more of them any power, discretionary or otherwise, granted to the Trustee;
5.12 To compromise, contest, prosecute or abandon claims in favor of or against the Trust Fund;
5.13 To appoint foreign custodians as agent of the Trustee to custody foreign securities holdings of any Separate Account established by the Committee or of any Trustee Investment Account;
5.14 To utilize any tax refund claim procedures with respect to taxes withheld to which the Trust Fund may be entitled under applicable tax laws, treaties and regulations; any exercise of such power by the Trustee shall be on a best efforts basis; and
5.15 To perform other acts necessary or appropriate for the proper administration of the Trust Fund, execute and deliver necessary instruments and give full receipts and discharges.
ARTICLE SIX: LIMITATIONS ON POWERS
For purposes of this agreement, the powers and responsibilities allocated to the Trustee shall be limited as follows:
6.1 The powers of the Trustee shall be exercisable for the exclusive purpose of providing benefits to the Participants and Beneficiaries under the Plans and in accordance with the standards of a prudent man under ERISA;

6.2 Subject to Section 6.1 and Section 6.3, the Trustee shall diversify the investments of that portion of the Trust Fund for which it has investment responsibility so as to minimize the risk of large tosses;
6.3 Subject to Section 6.1, the Trustee shall, with respect to that portion of the Trust Fund for which it has investment responsibility, follow the investment guidelines established by the Committee given in exercise of the Committee’s responsibility;
6.4 Except as otherwise provided in Section 4.6, the Trustee shall not make any investment review of, consider the propriety of holding or selling, or vote other than as directed by the Investment Adviser, any assets of the Trust Fund allocated to a Separate Account in accordance with ARTICLE FOUR, except that if the Trustee shall not have received contrary instructions from the Investment Adviser thereof, the Trustee shall invest for short term purposes any cash consisting of U.S. dollars of a Separate Account in its custody in bonds, notes and other evidences of indebtedness having a maturity date not beyond five years from the date of purchase, United States Treasury bills, commercial paper, bankers’ acceptances and certificates of deposit, and undivided interests or participations therein and (if subject to withdrawal on a daily or weekly basis) participations in common or collective funds composed thereof and regulated investment companies (including those for which The Northern Trust Company or any of its affiliates acts as advisor). For currencies other than U.S. dollars, the Trustee shall invest cash of a Separate Account as directed by the Investment Adviser with respect to that Separate Account and such investments may include an Interest bearing account of a foreign custodian;
6.5 The Committee shall have the sole investment responsibility with respect to the retention, sale, purchase or voting of any employer stock which has not been allocated to a Separate Account. The Trustee shall have custody of such employer stock and shall act with respect thereto only as directed by the Committee. The Trustee shall not make any investment review of, consider the propriety of holding or selling, or vote any such employer stock. With respect to such employer stock, the Committee shall have the investment power granted to the Trustee by ARTICLE FIVE as limited by Section 6.1 and Section 6.2 of ARTICLE SIX, as if all references therein to the Trustee referred to the Committee. No provision of this Section 6.5 shall prevent the Trustee from taking any action with respect to the voting or tender of such employer stock if the Trustee determines in its sole discretion that such action is necessary in order for the Trustee to fulfill its fiduciary responsibilities under ERISA; and
6.6 The Committee shall have sole responsibility for determining the propriety of investment of the Trust Fund in foreign securities and the decision to maintain the custody of foreign investments abroad. Except as otherwise directed by the Committee, custody of foreign investments shall be maintained with foreign custodians selected by the Trustee. The Trustee shall have no responsibility for losses to the Trust Fund resulting from the acts or omissions of any foreign custodian appointed by the Trustee unless due to the foreign custodian’s fraud, negligence or willful misconduct. The Trustee shall maintain custody of foreign investments in any jurisdiction where the Trustee has not selected a custodian solely as directed by the Committee. The Trustee shall have no responsibility for the financial condition, acts or omissions of any foreign custodian holding assets of the Trust Fund at the direction of the Committee.

ARTICLE SEVEN: ACCOUNTS
7.1 The Trustee shall maintain accounts of all investments, receipts and disbursements, including contributions, distributions, purchases, sales and other transactions of the Trust Fund.
7.2 Within one hundred twenty (120) days after the close of each fiscal year of the Trust Fund and of any other period agreed upon by the Trustee and the Committee the Trustee shall render to the Committee a statement of account tor the Trust Fund for the period commencing with the close of the last preceding period and a list showing each asset thereof as of the close of the current period and its cost and fair market value. In preparing the Trustee’s written account, the Trustee shall be fully protected in relying, without duty of inquiry: (i) upon the determination of the issuing insurance company or other entity with respect to the value of each insurance or investment contract included in such written account, (ii) upon information provided by the general partner or other investment entity with respect to the value of each limited partnership or other investment interest included in such written account, and (iii) with respect to any assets of the Trust Fund managed by an Investment Adviser for which the Trustee deems not to have a readily ascertainable value, upon the fair market value of such assets as determined by the applicable Investment Adviser.
7.3 An account of the Trustee may be approved by the Committee by written notice delivered to the Trustee. An account shall also be approved by the Committee’s failure to object to the account by written notice delivered to the Trustee within twenty-four (24) months of the date upon which the account was delivered to the Committee, except to the extent such account contained misstatements or errors caused by the Trustee’s gross negligence in its preparation of such account. The approval of an account shall constitute a full and complete discharge to the Trustee as to all matters set forth in that account as if the account had been settled by a court of competent jurisdiction in an action or proceeding to which the Trustee, the Company and the Committee were parties. In no event shall the Trustee be precluded from having its accounts settled by a judicial proceeding. Nothing in this article shall relieve the Trustee of any responsibility, or liability for any responsibility, under ERISA.

ARTICLE EIGHT: TRUSTEE SUCCESSION
8.1 The Trustee may resign at any time by written notice to the Committee, or the Committee may remove the Trustee by written notice to the Trustee. The resignation or removal shall be effective sixty (60) days after the date of the Trustee’s resignation or receipt of the notice of removal, or at such earlier date as the Trustee and the Committee may agree.
8.2 In case of the resignation or removal of the Trustee, the Committee shall appoint a successor trustee by delivery to the Trustee of a written instrument executed by the Committee appointing the successor Trustee and a written instrument executed by the successor trustee accepting the appointment, whereupon the Trustee shall deliver the assets of the Trust Fund to the successor trustee but may reserve the amount necessary for the Trustee’s outstanding and accrued fees payable in accordance with the terms of this agreement subject to a fifteen (15) day waiting period after receipt of written notice of such fees by the Company.
8.3 The successor Trustee, and any successor to the trust business of the Trustee by merger, consolidation or otherwise, shall have all the powers given the originally named Trustee. No successor trustee shall be personally liable for any act or omission of any predecessor. Except as otherwise provided in ERISA, the receipt of the successor trustee and the approval of the Trustee’s final account by the Committee in the manner provided in ARTICLE SEVEN shall constitute a full and complete discharge to the Trustee.
ARTICLE NINE: AMENDMENT AND TERMINATION
9.1 The Company may at any time or times with the consent of the Trustee amend this agreement in whole or in part by instrument in writing delivered to the Trustee and effective upon the date therein provided.
9.2 This agreement shall terminate with respect to a Plan by action of the Company or Subsidiary responsible for making contributions to the Plan Account or by the Plan’s loss of its qualified status under Section 401 (a) of the Code. Upon termination with respect to a Plan, the Trustee shall distribute the Plan Account in the manner directed by the Committee, in kind to the extent of identified assets and the balance in cash or in kind or partly in each as directed by the Committee, except that the Trustee may reserve the amount necessary for the Trustee’s outstanding and accrued fees payable in accordance with this agreement subject to a fifteen (15) day waiting period after receipt of written notice of such fees by the Company. The Company shall indemnify and hold the Trustee harmless from and against any loss, liability, claim, suit or expense, including reasonable attorney’s fees and expenses, arising from making a distribution under this section in accordance with a direction in writing by the Committee.
9.3 This agreement shall terminate in its entirety when there is no asset included in the Trust Fund.

ARTICLE TEN: MISCELLANEOUS
10.1 Any action required to be taken by the Company or by a Subsidiary under this Trust (including without limitation, the adoption of this agreement and the Trust by a Plan) shall be by resolution of its board of directors or by the written direction of one or more of its president, any vice president or treasurer or assistant treasurer, or by such other person or persons as shall be authorized by such officers or by resolution of its board of directors, which resolution shall be filed with the Trustee. The Trustee may take or omit to take any action in accordance with written direction purporting to be signed by such an officer of the Company or Subsidiary or other authorized person, or in reliance upon a certified copy of a resolution of the board of directors which the Trustee believes to be genuine. The Trustee shall have no responsibility for any action taken by the Trustee in accordance with any such resolution or direction.
10.2 The Company shall certify to the Trustee in writing the names of the members of the Committee acting from time to time, including any persons to whom the Committee has delegated any authority or responsibility, and the Trustee shall not be charged with knowledge of a change in the membership of such Committee or in such persons until so notified in writing by the Company. Any action required or permitted to be taken by the Committee shall be by direction of such person or persons as shall be designated by the Committee to act for the Committee. The Trustee may rely upon an instrument of designation signed by the secretary or chairman of the Committee and filed with the Trustee and the Trustee shall have no responsibility for any action taken by it in accordance with any such direction.
10.3 Upon prior written notice to the Company, the Trustee may consult with legal counsel, who may also be counsel for the Company, with respect to its responsibilities under this agreement and shall be fully protected in acting or refraining from acting in reliance upon the written advice of legal counsel for the Company.
10.4 In no event shall the terms of any Plan, either expressly or by implication, be deemed to impose upon the Trustee any power or responsibility other than those set forth in this agreement. The Trustee may assume until advised to the contrary that each Plan and the Trust Fund is qualified under Section 401 (a) and exempt from taxation under Section 501 (a) of the Code, or under corresponding provisions of subsequent federal tax laws. The Trustee shall be accountable for contributions made to a Plan and included among the assets of the Trust Fund but shall have no responsibility to collect contributions, to determine whether the contributions comply with the provisions of the Plan or of ERISA nor to determine whether contributions are adequate to meet or discharge any liabilities under the Plans.
10.5 In any judicial proceeding to settle the accounts of the Trustee, the Trustee, the Company and the Committee shall be the only necessary parties, in any other judicial proceeding with respect to the Trustee or the Trust Fund, the Trustee, the Company and each affected Subsidiary shall be the only necessary parties; and no Participant or Beneficiary shall be entitled to any notice of process. A final judgment in any such proceeding shall be binding upon the parties to the proceeding and all Participants and Beneficiaries.
10.6 The Trustee shall be reimbursed for all reasonable expenses incurred in its administration of the Trust Fund pursuant to the terms of this agreement, including reasonable accounting and legal fees, for which the Company has received prior written notice, and shall receive such reasonable compensation for its services as the Trustee and the Company shall from time to time determine. Those items of expense and compensation shall be paid from the Trust Fund, subject to prior payment or reimbursement by the Company in its discretion.

Without limiting the rights of the Trustee as otherwise provided in this agreement, pursuant to direction by the Committee, the Trustee shall pay from the Trust Fund expenses of a Plan or compensation to parties providing services to a Plan including but not by way of limitation, expenses or compensation related to actuarial, PBGC premiums, Trustee’s fees, legal, accounting, office space, printing, computer, recordkeeping, investment, performance evaluation or any other material or service provided to the Plan, and, until paid, shall constitute a claim against the Trust Fund which is paramount to the claims of Participants and Beneficiaries; provided, however, that (a) the obligation by the Committee to direct the Trustee to pay such expenses from the Trust Fund shall cease to exist to the extent such expenses are paid by the Company or a Subsidiary or (b) in the event the Trustee’s compensation is to be paid, pursuant to this Section, from the Trust Fund, any individual serving as Trustee who already receives full-time pay from an employer or an association of employers whose employees are Participants, or from an employee organization whose members are Participants, shall not receive any additional compensation for serving as Trustee. This Section shall be deemed to be a part of any contract to provide for expenses of administration of the Plans and Trust, whether or not the signatory to such contract is the Company or a Subsidiary. Further, pursuant to direction by the Committee, the Trustee may reimburse the Company or a Subsidiary from the Trust Fund for expenses of a Plan to the extent permitted by the Plan and ERISA. It shall be the responsibility of the Committee to determine that any such expenses for which the Company or a Subsidiary is reimbursed pursuant to this paragraph are expenses of a Plan permitted by the Plan and ERISA.
10.7 In the event that THE NORTHERN TRUST COMPANY incurs any liability, loss, claim, suit or expense (including reasonable attorneys fees) in connection with or arising out of:
(a) The Northern Trust Company’s status as Trustee hereunder,
(b) the Trustee following a written direction (including electronic transmission and telefacsimile) from an Investment Advisor, the Committee or the Company or any person or entity authorized to act for the Committee or Company under the terms of this agreement,
(c) the Trustee failing to act as a result of an Investment Advisor, the Committee or the Company failing to provide a direction which the Company, an Investment Advisor, or the Committee is required to provide under this agreement, or
(d) any breach of fiduciary responsibility by a fiduciary other than the Trustee,

under circumstances where THE NORTHERN TRUST COMPANY cannot obtain or would be precluded by law from obtaining payment or reimbursement of such liability, loss, claim, suit or expense (including reasonable attorneys fees) from the Trust Fund, then the Company (which has the authority to do so under the laws of the state of its incorporation) shall indemnify and hold THE NORTHERN TRUST COMPANY harmless from and against such liability, loss, claim, suit or expense. The indemnification obligation of the Company shall not apply to the extent such liability, loss, claim, suit or expense arises directly from (i) a breach by the Trustee of responsibilities specifically allocated to it by the terms of this agreement, or (ii) the negligence of the Trustee in the performance of its responsibilities specifically allocated to it herein, or the Trustee’s willful misconduct or fraud. This paragraph shall survive the termination of this agreement.
10.8 Subject to the provisions of Section 10.6, neither the Company nor the Committee shall direct the Trustee to cause any part of the Trust Fund to be diverted to any purpose other than the exclusive benefit of the Participants and Beneficiaries or, except as otherwise permitted under the affected Plan and under ERISA, to be remitted to the Company or a Subsidiary.
10.9 Any person dealing with the Trustee need not see to the application of any money paid or property delivered to the Trustee or inquire into the provisions of this agreement or of any Plan or the Trustee’s authority thereunder or compliance therewith, and may rely upon the statement of the Trustee that the Trustee is acting in accordance with this agreement.
10.10 Except as otherwise directed by the Committee, which direction shall be in compliance with applicable law and the relevant Plan, any interest of a Participant or Beneficiary in the Trust Fund or any Plan or in any distribution therefrom shall not be subject to the claim of any creditor, any spouse for alimony or support, or others, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered.
10.11 If for any reason the Trustee is unwilling or unable to act as to any property, such person or qualified corporation as the Trustee shall from time to time designate in writing shall act as special trustee as to that property. Any person or corporation acting as special trustee may resign at any time by written notice to the Trustee. Each special trustee shall have the powers granted to the Trustee by this agreement, to be exercised only with the approval of the Trustee, to which the net income and the proceeds from sale of any part or all of the property shall be remitted to be administered under this agreement.
10.12 The Trustee shall not be responsible for any delay in performance, or non- performance, of any obligation hereunder to the extent that the same is due to forces beyond its reasonable control, including but not limited to delays, errors or interruptions caused by the Company, the Committee or third parties, any industrial, juridical, governmental, civil or military action, acts of terrorism, insurrection or revolution, nuclear fusion, fission or radiation or acts of God.

10.13 In case any provision of this agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this agreement, but shall be fully severable, and the agreement shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein. This agreement supersedes and replaces any prior agreements with respect to the subject matter hereof.
10.14 This agreement may be executed in any number of counterparts, each of which shall be deemed an original, and the counterparts shall constitute one and the same instrument.
ARTICLE ELEVEN: GOVERNING LAW
The provisions of ERISA and the internal laws of Illinois shall govern the validity, interpretation and enforcement of this agreement, and in case of conflict, the provisions of ERISA shall prevail. The invalidity of any part of this agreement shall not affect the remaining parts thereof.

IN WITNESS WHEREOF, the Company and the Trustee have executed this agreement by their respective duly authorized officers effective as of the day and year first above written.

DYNEGY INC.
By:	/s/ Jane D. Jones
Its: VP, Rewards & Technology
The undersigned, [ILLEGIBLE], does hereby certify that he/she is the duly elected, qualified and acting Assistant Secretary of Dynegy Inc. (the “Company”) and further certifies that the person whose signature appears above is a duly elected, qualified and acting officer of the Company with full power and authority to execute this Trust Agreement on behalf of the Company and to take such other actions and execute such other documents as may be necessary to effectuate this agreement.

/s/ [ILLEGIBLE]
Assistant Secretary
Dynegy lnc.

THE NORTHERN TRUST COMPANY
By:	/s/ [ILLEGIBLE]
Its: Vice President
The undersigned, [ILLEGIBLE], does hereby certify that he/she is the duly elected, qualified and acting [Assistant] Secretary of The Northern Trust Company (the “Northern”) and further certifies that the person whose signature appears above is a duly elected, qualified and acting officer of the Northern with full power and authority to execute this Trust Agreement on behalf of the Northern and to take such other actions and execute such other documents as may be necessary to effectuate this agreement.

The Northern Trust Company

SCHEDULE TO
DYNEGY INC.
MASTER RETIREMENT TRUST
As of the effective date of the Dynegy Inc. Master Retirement Trust, that certain Illinois Power Company Retirement Income Trust by and between Dynegy Inc. and The Northern Trust Company, as amended.

18